      As filed with the Securities and Exchange Commission on May 28, 2002

                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 CEPHALON, INC.
               (Exact name of issuer as specified in its charter)

            Delaware                                     23-2484489
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation of organization)

                             145 Brandywine Parkway
                        West Chester, Pennsylvania 19380
                    (Address of principal executive offices)

   CEPHALON, INC. 2000 EQUITY COMPENSATION PLAN FOR EMPLOYEES AND KEY ADVISORS
                            (Full title of the plan)

                              John E. Osborn, Esq.
               Senior Vice President, General Counsel & Secretary
                                 Cephalon, Inc.
                             145 Brandywine Parkway
                             West Chester, PA 19380
                     (Name and address of agent for service)

                                 (610) 344-0200
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Richard A. Silfen, Esq.
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                             Philadelphia, PA 19103
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

========================= ====================== ======================== ========================= =====================
                                                    Proposed maximum          Proposed maximum
 Title of securities to    Number of shares to     offering price per        Aggregate offering          Amount of
     be registered          be registered (1)           share (2)                 price (2)          registration fee (3)
------------------------- ---------------------- ------------------------ ------------------------- ---------------------
Common stock,
$0.01 par value (4)....     1,300,000 shares             $54.95                 $71,435,000              $6,572.02
========================= ====================== ======================== ========================= =====================

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar anti-dilution provisions.
(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for purposes of calculating the registration fee, based upon the average of the high and low sales price for a share of Common Stock on May 22, 2002, as reported on the Nasdaq National market.
(3) Calculated pursuant to Section 6(b) as follows: proposed maximum offering price multiplied by .000092.
(4) Each share of the registrant's common stock includes one preferred share purchase right pursuant to the Amended and Restated Rights Agreement dated January 1, 1999 between Cephalon, Inc. and StockTrans, Inc., as Rights Agent, as amended on July 31, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


This registration statement on Form S-8 relates to the registration of an additional 1,300,000 shares of Common Stock, $.01 par value, of the Registrant. The shares are securities of the same class and relating to the same employee benefit plan, the Cephalon, Inc. 2000 Equity Compensation Plan for Employees and Key Advisors, as those shares registered in the Registrant's registration statement on Form S-8, previously filed with the Securities and Exchange Commission on December 22, 2000. The earlier registration statement on Form S-8 (Registration No. 333-52640) is hereby incorporated by reference.

EXPERTS

The consolidated financial statements of Cephalon, Inc. as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports with respect thereto. Arthur Andersen LLP did not audit the financial statements of Anesta Corp., a company acquired by Cephalon during 2000 in a transaction accounted for as a pooling of interests. Such statements are included in the consolidated financial statements of Cephalon, Inc. and reflect total revenues of 13 percent in 1999 of the related consolidated totals. Those statements were audited by PricewaterhouseCoopers LLP whose report has been furnished to us, and Arthur Andersen's opinion, insofar as it relates to amounts included for Anesta Corp., is based solely upon the report of PricewaterhouseCoopers LLP.

The consolidated financial statements of Anesta Corp., not incorporated by reference nor separately presented in this prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report thereon is incorporated by reference in this registration statement. Such financial statements, to the extent they have been included in the financial statements of Cephalon, Inc., have been so included in reliance on the report of such independent accountants given on authority of such firm as experts in auditing and accounting.

The consolidated financial statements of Lafon Group as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, incorporated in this prospectus, have been audited by Befec-Price Waterhouse, a member of PricewaterhouseCoopers, independent accountants, as stated in their report with respect thereto.

ITEM 8.     EXHIBITS.

         The following exhibits are filed as part of this registration statement:

         EXHIBIT
         NUMBER        EXHIBIT
         -------       -------
          5.1*         Opinion of Morgan, Lewis & Bockius LLP

         23.1*         Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as
                       Exhibit 5.1 hereto)

         23.2*         Consent of Arthur Andersen LLP

         23.3*         Consent of PricewaterhouseCoopers LLP

         23.4*         Consent of Befec-Price Waterhouse

         24.1*         Power of Attorney (included on signature page of this registration statement)

         99.1*         Cephalon, Inc. 2000 Equity Compensation Plan for Employees and Key Advisors,
                       as amended and restated, effective as of May 15, 2002

         ----------
            *  Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania, on this 24th day of May 2002.

                                       CEPHALON, INC.

                                       By: /s/ Frank Baldino, Jr.
                                           -----------------------
                                           Frank Baldino, Jr., Ph.D.
                                           Chairman and Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints Frank Baldino, Jr. and J. Kevin Buchi, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their substitute or substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                            TITLE                                   DATE
---------                            -----                                   ----
/s/ Frank Baldino, Jr.               Chairman and Chief Executive Officer    May 24, 2002
-------------------------------      (Principal Executive Officer)
Frank Baldino, Jr., Ph.D.

/s/ J. Kevin Buchi                   Sr. Vice President and Chief            May 24, 2002
-------------------------------      Financial Officer (Principal
J. Kevin Buchi                       Financial and Accounting Officer)

/s/ William P. Egan                  Director                                May 24, 2002
-------------------------------
William P. Egan

/s/ Robert J. Feeney                 Director                                May 24, 2002
-------------------------------
Robert J. Feeney, Ph.D.

/s/ Martyn D. Greenacre              Director                                May 24, 2002
-------------------------------
Martyn D. Greenacre

/s/ Charles A. Sanders               Director                                May 24, 2002
-------------------------------
Charles A. Sanders

                                     Director
-------------------------------
Gail R. Wilensky, Ph.D

/s/ Horst Witzel, Dr.-Ing            Director                                May 24, 2002
-------------------------------
Horst Witzel, Dr.-Ing.

                                  CEPHALON, INC.

                                      INDEX


     EXHIBIT NUMBER        DESCRIPTION
     --------------        -----------
           5.1             Opinion of Morgan, Lewis & Bockius LLP
          23.1             Consent of Morgan, Lewis & Bockius LLP (contained in the
                           opinion of counsel filed as Exhibit 5.1)
          23.2             Consent of Arthur Andersen LLP
          23.3             Consent of PricewaterhouseCoopers LLP
          23.4             Consent of Befec-Price Waterhouse
          24.1             Power of Attorney (included on signature page of this
                           Registration Statement)
          99.1             Cephalon, Inc. 2000 Equity Compensation Plan For Employees
                           and Key Advisors, as amended and restated, effective as
                           of May 15, 2002